Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 265695 on Form N-2 of our report dated March 4, 2025, relating to the financial statements of Stellus Capital Investment Corporation in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 4, 2025